RESTATED AND AMENDED
                              ARTICLES OF INCORPORATION
                                          OF
                            AMERICAN FINANCIAL CORPORATION
                          AS AMENDED THROUGH MARCH 31, 1995


                                        FIRST

          The  name  of  said   corporation  shall  be  AMERICAN  FINANCIAL
          CORPORATION.

                                        SECOND

          The place in Ohio where its principal office is to be located is One East Fourth Street, Cincinnati, Ohio.

                                        THIRD

          The purpose or purposes for which it is formed are:

          (1) To buy, lease acquire, own, hold, exchange, sell, trade, mortgage or encumber, maintain and repair and to do all things necessary, incidental or related to the owning and operating of a real estate business.

          (2) To invest in, hold, sell, underwrite, pledge and otherwise deal with stock, shares, bonds, debentures and securities of any corporation, public or private, any sovereign government, state government, governmental agency or municipality; or obligations of any trust, syndicates, partnerships or individuals, to make advances upon, hold in trust, issue on commission, sell or dispose of any of the investments aforesaid.

          (3) To manufacture, grow, raise, purchase or otherwise acquire, hold, own, sell, assign, transfer, lease, exchange, invest in, mortgage, pledge, or otherwise encumber or dispose of and generally to deal and trade in, goods, wares, merchandise, crops, livestock, and property of every kind, nature and description.

          (4) To conduct a general agency business for the writing, procuring and solicitation of insurance, to contract with insurers and insurance companies, and to act for them as general or special agents or in any other capacity, excepting life insurance in which life insurance business this company shall not in any way be authorized to act; to contract with banks, trust companies and other fiduciaries as to all relations incident to the business herein specified; and in general to day any and all acts and business in any way connected with or incident to the relations herein set forth.

          (5) To carry on the business of insurance agents and brokers for and in any and all classes and species of insurance including theft, marine, fire, life, accident, indemnity, guaranty, fidelity, casualty, windstorm, and workmen's compensation insurance, excepting life insurance, and to act as agent, manager, representative and attorney-in-fact for underwriters and insurance companies in the issuance of any such insurance, to carry on a general insurance agency business, to carry on the business of adjusters in all its branches, and to act as agent and representative for any persons, firms, associations and corporations in connection with any matter of salvage, including the adjustment, settlement, payment and collection of salvage claims. Provided, however, nothing in this paragraph shall authorize the company to conduct any activity in the sale of life insurance or to in any way act with respect to the sale of life insurance.

          (6) To transact and carry on all or any other business which may be necessary, incidental, related or proper to the exercise of any or all of the aforesaid purposes and powers.

          (7) Generally, and without in any manner limiting or restricting any of the independent powers herein above enumerated, to do such acts and things and to exercise any and all powers to the same extent as a natural person might or could lawfully do to the extent allowed by law. In the execution of the foregoing purposes and powers and in the attainment of the objectives of the corporation, it shall have and possess all powers granted to it by the statutes under which it is being organized, including the power --

               (a) To purchase, receive, lease as lessee, take by gift, devise or bequest, or otherwise acquire, and to hold, use, lease as lessor, encumber, sell, transfer and dispose of property, real and personal, tangible, and intangible, within or without the state.

               (b)    To make contracts and incur liabilities.

               (c) To acquire, hold, encumber, transfer, guarantee and dispose of shares, bonds, and other evidences of indebtedness, securities, and contracts of other persons, associations and corporations, domestic or foreign, and to form or acquire the control of other corporations.

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               (d)    To conduct business in this state and elsewhere.

               (e) To borrow money, and to issue, sell and pledge its bonds, notes and other evidences of indebtedness, and to secure any of its obligations by mortgage, pledge or deed of trust of all or any of its property.

               (f) To purchase, own and hold, and to sell and transfer (but not to vote) shares of its own capital stock if and when the capital of the corporation is not thereby impaired.

               (g) To take licenses in respect of, use and operate or manufacture under any letters patent of the United States of America or any other country or government, any applications therefor and any and all rights and privileges connected therewith or any unpatented processes therewith or any unpatented processes, formulae or inventions, or any copyrights granted by the United States of America or any other country or government, or any trade-marks, trade names, trade symbols, or other indications of origin and ownership granted by, or recognized under the laws of the United States of America or any other country or government.

                                        FOURTH


               I.     Authorized  Capital.   The  Company is  authorized to
                      issue shares of Capital Stock designated, described and limited as follows:

                      A. COMMON  STOCK  WITHOUT  PAR VALUE  -  53.5 MILLION
                         SHARES AUTHORIZED

                      B. PREFERRED STOCK

                         1. $1 Par, Voting Cumulative Preferred Stock -- 17 Million Shares Authorized, Consisting of The Following Designated Series:

                              SERIES F  - 15,000,000
                              SERIES G  -  2,000,000

                              TOTAL         17,000,000

                         2. $10.50 Par, Nonvoting Cumulative Preferred Stock -- 11.1 Million Shares Authorized, Consisting of the Following Designated
                              Series:

                              Not Serially Designated-  8,375,000
                              SERIES E  -  2,725,000

                              TOTAL       11,100,000

                         3. $.01 Par, Nonvoting Cumulative Preferred Stock -- 10 million authorized, which, pursuant to a majority vote of all of its members, the Board of Directors shall have the right, with respect to any unissued or treasury shares of $.01 Par, Nonvoting Cumulative Preferred Stock, thereby to fix or change:

                              a. the division of such shares into series and the designation and authorized number of shares of each series, and

                              b.        to provide for each such series:

                                        (1)   the dividend  rates, dates of
                                              payment  of   dividends,  the
                                              dates  from  which  dividends
                                              are cumulative;

                                        (2)   the  amount  payable  in  the
                                              event   of   involuntary   or
                                              voluntary liquidation;

                                        (3)   redemption rights  and  terms
                                              and prices;

                                        (4)   sinking fund provisions;

                                        (5)   conversion      terms     and
                                              conditions for the conversion
                                              of shares into  the same or a
                                              different number of shares of
                                              any other class or any series
                                              of  the  same  or  any  other
                                              class;

                                        (6)   voting rights in the event of
                                              dividend arrearages;

                                        (7)   restrictions on  the issuance
                                              of shares  of  any  class  or
                                              series; and

                                        (8)   such    other   designations,
                                              preferences    and   relative

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                                              participating    options   or
                                              other   special   rights  and
                                              qualifications,       powers,
                                              limitations  or  restrictions
                                              thereon as  may be determined
                                              by  the  Board  of Directors;
                                              all of the  foregoing to  the
                                              extent  authorized  from time
                                              to time by the  laws of  Ohio
                                              concerning              stock
                                              corporations;

               All of the foregoing to the extent authorized from time to time by the laws of Ohio concerning stock corporations.

               II.    General Provisions.

                      A. Pre-emptive Rights.   No  holder of any  shares of
                         the Company, whether Common or Cumulative Preferred, shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

                      B. Dividend Rights.   The holders  of the  Cumulative
                         Preferred Stock shall be entitled to receive dividends out of any funds of the Company at the time legally available for dividends when and as declared by the Board of Directors at such rate per share per annum as shall be fixed by the Board of Directors for such series as hereinafter provided before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Company payment of an amount per share as determined by the Board of Directors as a liquidation price as hereinafter provided (including accrued dividends, if any) before any distribution of assets shall be made to the holders of the Common Stock.

                      C. Voting Rights.   The  voting power of  the Company
                         shall reside in  the Common Stock  and the $1  par

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                         Voting  Cumulative Preferred  Stock except  as set
                         forth hereafter with respect to the Cumulative Preferred Stock.


                         The following provisions apply to the accrual and termination of voting rights with respect to the Cumulative Preferred Stock.

                         1. Holders of $1 PAR VOTING CUMULATIVE PREFERRED STOCK shall have the additional voting rights set forth herein if and whenever the Company shall be in arrears on the declaration of payment of dividends on the outstanding $1 Par Voting Cumulative Preferred Stock in an amount equivalent to Six (6) full quarterly dividends thereon, in which case the holders of the $1 Par Voting Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect two Directors out of the then number of Directors of the Company, such rights shall continue until full cumulative dividends for all past dividend periods and the dividend for the current dividend period on the $1 Par Voting Cumulative Preferred Stock shall have been declared and paid or provided for.

                         2. Holders of the $10.50 PAR NONVOTING CUMULATIVE PREFERRED STOCK shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of dividends on said Stock as hereinafter provided, or be in default of its obligation to redeem said Stock in holders of all of the $10.50 Par Shares, voting separately as a class, shall be entitled to elect, at any one time, the highest number of Directors of the Company that results from applying the two following formulae:

                              During any time in which the following number of semi-annual installments of dividends whether or not consecutive have not been paid in whole or in part when due, and as long as the same remain unpaid in whole or in part, or in which the following number of redemption payments, whether or not consecutive, have not been made when due, and as long as they are not made in whole or in part:

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                              Number of       Number of      Authorized
                              Semi-Annual     Annual         Number of
                              Dividend        Redemption     AFC
                              Installments    Payments       Directors

                                   2                 1       Smallest
          number
                                                             constitutingat
                                                             least 25%

                                   4                 2       Smallest
          number
                                                             constituting
          at
                                                             least 40%

                                   6                 3       Smallest
          Number
                                                             constituting a

                                                             majority

                         3. In the event voting rights accrue to the holders of Cumulative Preferred Stock as described in (1) and/or (2) above, then holders of the Voting Stock of the Company, voting separately as a class, shall be entitled to elect the remainder of the Board of Directors.

                      D. Cumulative Rights.  No holder of any shares of the
                         Corporation, whether now in existence or hereafter created, whether Common or Cumulative Preferred, shall have any right to vote cumulatively in the election of directors. The voting power of the Company shall reside in the Common Stock except as set forth herein with respect to the Cumulative Preferred Stock.


               III.   Preferred Stock Series Designations.

                      The Board of Directors shall have the right to adopt amendments to the Articles with respect to any unissued or treasury shares of Cumulative Preferred Stock and thereby to fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends; the dates from which dividends are cumulative; liquidation price; redemption rights and price; sinking fund requirement; conversion rights; and restrictions on the issuance of shares of any class or series.

                      The specific series of Cumulative Preferred Stock designated are as follows:

                                       SERIES E

                      2,725,000 Shares of the $10.50 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series E (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions.:

                      A. Dividend.    Each of  said  Shares  shall have  an
                         annual dividend rate of $1 and no more. Said annual dividend shall be payable in equal semi-annual installments on the third day of June and December in each year to holders of record as of the 15th day of the preceding month, commencing June, 1976. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or
                         (ii) the purchase of any Shares.

                      B. Redemption.  None of said Shares shall be redeemed
                         before 1986. In each of the years 1986 to 1995, inclusive, the Company shall be obligated to redeem on December 3, 10% of the total number of said Shares originally issued at the par value of $10.50 for each of said Shares so redeemed, plus any accrued but unpaid dividends. This obligation is subject to credits at the Company's option for the number of said Shares purchased or redeemed by the Company otherwise than pursuant to this requirement, and not theretofore made the basis of any reduction in the aforesaid obligation. In addition to the aforesaid obligation to redeem said Shares, the Company may, at its option, redeem an additional 10% of said Shares originally issued in each of the years 1986 to 1995, inclusive, at the par value of $10.50 per share, plus any accrued but unpaid dividends, such optional right of redemption being cumulative. Any Shares redeemed pursuant to subparagraph B or which are made the basis for any reduction in the obligation pursuant to subparagraph B shall promptly be cancelled and shall not thereafter be reissued. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

                      C. Liquidation.  Upon any dissolution, liquidation or
                         winding up of the Company, the holders of each of said shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus the par value of $10.50 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

                      D. Voting.  Notwithstanding anything to  the contrary
                         contained in this Article Fourth, holders of said Shares shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of two or more semi-annual dividends, or be in default of its obligation to redeem said shares, as provided in subparagraph B above, the holders of all of said Shares, voting separately as a class, shall be entitled to elect two directors of the Company.

                      E. Pre-emptive  Rights.   No  holder  of  any of  the
                         Shares shall have any preemptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

                      F. Amendment  to  Articles.   The Company  shall not,
                         except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms or preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

                      G. Governing Terms.   In  the event that  the express
                         terms and conditions under the heading "Series E" are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed under the heading "Series E" shall prevail.

                                       SERIES F

                      15,000,000 shares of the $1 Par, Voting Cumulative Preferred Stock shall be designated as Series F (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions:

                      A. Dividend.    Each of  said  Shares  shall have  an
                         annual dividend rate of $1.80 and no more. Said annual dividend shall be payable in equal semi-annual installments on the 3rd day of June and December in each year to holders of record as of the 15th day of the preceding month, commencing June 3, 1978. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or
                         (ii) the purchase of any shares.

                      B. Redemption.  None of said Shares shall be redeemed
                         before 1987. In each of the years 1987 to 1996, inclusive, the Company may redeem on December 3, up to 10% of the total number of said Shares originally issued at $20 for each of said Shares so redeemed, plus any accrued but unpaid dividends. Any Shares redeemed pursuant to Subparagraph B shall promptly be cancelled and shall not thereafter be reissued as Series F Voting Cumulative Preferred Stock, but shall be restored to the status of authorized $1 Par Voting, Cumulative Preferred Stock. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

                      C. Liquidation.  Upon any dissolution, liquidation or
                         winding up of the Company, the holders of each of said Shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus a liquidation value of $20 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

                      D. Amendment to  Articles.   The  Company shall  not,
                         except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms of preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

                      E. Pre-emptive  Rights.   No  holder  of  any of  the
                         Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

                      F. Governing Terms.   In  the event that  the express
                         terms and conditions under the heading "Series F" are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed under the heading "Series F" shall prevail.

                                       SERIES G

                      2,000,000 shares of the $1 Par, Voting Cumulative Preferred Stock shall be designated as Series G (hereinafter referred to as "Share" or "Shares"), and shall be issuable upon the following terms and conditions:

                      A. Dividend.  Each of the Shares shall have an annual
                         dividend rate of $1.05 and no more. Said annual dividend shall be payable in equal semi-annual installments on the third day of March and September in each year to holders of record as of the 15th day of the preceding month, commencing March 3, 1980. The holder of Shares shall be entitled to receive dividends out of any funds of the Company, which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividend shall be declared or paid upon or set apart for the common stock, or
                         (ii) the purchase of any Shares.

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                      B. Redemption.  None of  the Shares shall be redeemed
                         before March 3, 1985. At any time or from time to time after March 2, 1985, the Company may redeem all or any part of the Shares at a redemption price of $10.50 per share plus any accrued or
                         declared   but  unpaid  dividends.     Any  shares
                         redeemed pursuant to this subparagraph B shall promptly be cancelled and shall not be thereafter reissued as Series G Voting Cumulative Preferred Stock, but shall be restored to the status of authorized $1 Par, Voting Cumulative Preferred Stock. With respect to the Shares to be redeemed, the Company shall select by lot those shares which are to be redeemed.

                      C. Liquidation.  Upon any dissolution, liquidation or
                         winding up of the Company, the holders of the Shares shall be entitled to receive, before any payment to holders of common shares, all accrued or declared but unpaid dividends, plus a liquidation price of $10.50 per Share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of these assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

                      D. Amendment  to Articles.   The  Company shall  not,
                         except upon the affirmative vote of the holders of a majority of the Shares outstanding, at the time, amend these Articles of Incorporation in any manner that would result in the Shares being subordinate in terms of preference as to payment of dividends or payments on liquidation to any other preferred stock of the Company.

                      E. Pre-emptive  Rights.   No  holder  of  any of  the
                         Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company or any class whether such shares or such class be now or hereafter authorized to purchase or subscribe for securities convertible into or exercisable for shares of any class or to which shall be attached or appertain any warrants or rights entitled the holder thereof to purchase or subscribe for any shares of any class.

                      F. Governing Terms.   In  the event that  the express
                         terms and conditions under the heading "Series G" are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed under the heading "Series G" shall prevail.

                                        FIFTH

          The provisions of Ohio Revised Code Section 1701.831 or any successor provisions relating to control share acquisitions shall not be applicable to this Corporation.

                                        SIXTH

          These Restated and Amended Articles of Incorporation of American Financial Corporation, as amended through March 31, 1995, take the place of and supersede the existing Articles of Incorporation of the Corporation as hereto restated and amended.

               IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands on behalf of the Company as of the 31st day of March, 1995.

                                        AMERICAN FINANCIAL CORPORATION


                                        By: James E. Evans
                                            James E. Evans, Vice President


                                        By: James C. Kennedy
                                            James C. Kennedy, Secretary